EXHIBIT 10(CC)
                                 --------------

                             PHASE III MEDICAL, INC.
                             330 South Service Road
                                    Suite 120
                            Melville, New York 11747
                                  631. 574.4955


January 30, 2006

Ms. Catherine M. Vaczy 140 East 28th Street
Apartment #11C
New York, New York  10016

Dear Catherine:

     Reference is made to that certain letter agreement (the "Agreement") dated as of April 20, 2005 and entered into between you and Phase III Medical, Inc. (the "Company") pursuant to which you agreed to serve as the Executive Vice President and General Counsel of the Company.

     The Agreement is hereby amended to provide that in the event severance payments are payable to you pursuant to the Agreement, the amount of such severance payments shall equal one year's salary and shall be payable to you subject to your providing to the Company a release in customary form, releasing the Company and its officers and directors from claims against them.

     Except for the foregoing, the Agreement shall remain unchanged.

     For our records, I would appreciate your countersigning the attached copy of this Letter Agreement and returning the same to me at your earliest convenience.

                                           Sincerely,

                                           PHASE III MEDICAL, INC.

                                           By: /s/ Mark Weinreb
                                              -------------------------------
                                               Mark Weinreb, President & CEO

Accepted and agreed to:
/s/ Catherine M. Vaczy
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Catherine M. Vaczy